UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2012

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 28th Street, Suite 100 Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07             Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of Clovis Oncology Inc. (the “Company”) was held on June 14, 2012. At the Annual Meeting, the shareholders of the Company voted on the following four proposals and cast their votes as described below.

Proposal One

The individuals listed below were elected at the Annual Meeting to serve a three-year term on the Company’s Board of Directors (the “Board”).

	For	Withheld	Broker Non-Votes
Patrick J. Mahaffy	14,858,617	3,184,580	1,648,531
M. James Barrett	14,821,250	3,221,947	1,648,531
Thorlef Spickschen	14,822,996	3,220,201	1,648,531

Proposal Two

Proposal two was a management proposal to hold an advisory vote on the compensation of the Company’s named executive officers, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
13,637,114	4,388,603	17,480	1,648,531

Proposal Three

Proposal three was a management proposal to hold an advisory vote on the frequency of the stockholder advisory vote on the compensation of the Company’s named executive officers, as described in the proxy materials. “Three Years” was approved.

One Year	Two Years	Three Years	Abstained	Broker Non-Votes
5,105,626	702,740	12,234,631	200	1,648,531

Based on these results, and consistent with the Company’s recommendation, the Board has determined that the Company will hold an advisory vote on executive compensation every three years.

Proposal Four

Proposal four was a management proposal to ratify the appointment of Ernst & Young LLP as auditors of the Company for fiscal year 2012, as described in the proxy materials. This proposal was approved.

For	Against	Abstained
19,687,910	2,200	1,618

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOVIS ONCOLOGY, INC.

June 18, 2012	By:	/s/ Erle T. Mast
	Name:	Erle T. Mast
	Title:	Executive Vice President and Chief Financial Officer